SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 31, 2006
LADENBURG THALMANN FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Charter)

Florida	1-15799	65-0701248

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4400 Biscayne Boulevard, 12th Floor, Miami, Florida		33137

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 409-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.
          Effective as of December 31, 2006, Ladenburg Thalmann Financial Services Inc. (the “Company”) amended the terms of the two $2.5 million promissory notes, dated March 27, 2002 and July 16, 2002, previously issued to New Valley LLC (“New Valley”) to extend the maturity date of such notes from December 31, 2006 to March 31, 2007. All of the other terms of the notes remained unchanged. The notes bear interest at 1% above the prime rate payable at maturity. The Company anticipates engaging in further discussions with New Valley prior to the maturity of the notes to modify their terms.
          New Valley is a wholly-owned subsidiary of Vector Group Ltd. (“Vector”), the beneficial owner of approximately 7.4% of the Company’s common stock. Additionally:
•	Richard J. Lampen, the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors, and Howard M. Lorber, the Company’s Vice Chairman of the Board, are also executive officers of New Valley and Vector;

•	Richard J. Lampen and Howard M. Lorber are the members of the board of managers of New Valley; and

•	Henry C. Beinstein, Robert J. Eide, Howard M. Lorber and Jeffrey S. Podell, each a member of the Company’s Board of Directors, are also members of the Board of Directors of Vector.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 3, 2007

LADENBURG THALMANN FINANCIAL SERVICES INC.
By:	/s/ Diane Chillemi
	Name:	Diane Chillemi
	Title:	Vice President and Chief Financial Officer